                             IKON RECEIVABLES LLC

           $ 193,532,000 - 6.66125% Class A-1 Lease-Backed Notes, Series 2000-2
           $  70,193,000 - 6.60000% Class A-2 Lease-Backed Notes, Series 2000-2
           $ 290,800,000 - Class  A-3  Lease-Backed Notes, Series 2000-2
           $  79,906,000 - Class A-4 Lease-Backed Notes, Series 2000-2


                            UNDERWRITING AGREEMENT
                            ----------------------


                                                               November 29, 2000

CHASE SECURITIES INC.,
as Representative for the Underwriters
270 Park Avenue
New York, New York 10017



Ladies and Gentlemen:

            IKON Receivables LLC, a limited liability company organized and existing under the laws of Delaware (the "Issuer"), IKON Receivables-1 LLC, a limited liability company organized and existing under the laws of Delaware (the "Seller"), and IOS Capital, Inc., a corporation organized and existing under the laws of Delaware ("IOS Capital"), hereby agree with you as follows:

            Section 1. Issuance and Sale of Notes. The Issuer has authorized the
                       --------------------------
issuance of $193,532,000 of 6.66125% Class A-1 Lease-Backed Notes, Series 2000-2 (the "Class A-1 Notes"); $70,193,000 of 6.60000% Class A-2 Lease-Backed Notes, Series 2000-2 (the "Class A-2 Notes"); $290,800,000 of Class A-3 Lease-Backed Notes, Series 2000-2 (the "Class A-3 Notes"); and $79,906,000 of Class A-4 Lease-Backed Notes, Series 2000-2 (the "Class A-4 Notes"; together with the Class A-1 Notes, Class A-2 Notes, and Class A-3 Notes, the "Notes"). The Notes will be issued pursuant to an Indenture, dated as of December 1, 2000 (the "Indenture"), among the Issuer, IOS Capital, as Servicer, and The Chase Manhattan Bank (the "Trustee"). The Notes are more fully described in the Final Prospectus (as defined below), a copy of which the Issuer is furnishing to you. The Notes will evidence secured debt obligations of the Issuer. The assets of the Issuer will include a pool of primarily office equipment lease contracts, including certain payments due thereunder (the "Leases"), and the Issuer's interest in the underlying equipment (the "Equipment"). The Notes will be entitled to the benefits of a financial guaranty insurance policy (the "Policy") issued by Ambac Assurance Corporation ("Ambac") in accordance with the terms of an Insurance and Indemnity Agreement among Ambac, the Issuer, the Seller, IOS Capital and the Trustee (the "Insurance Agreement"). Capitalized terms used and not defined herein shall have the meanings specified in the Indenture.

      The Notes will be sold by the Issuer to the Underwriters in the amounts set forth on Schedule A hereto.

      The terms which follow, when used in this Underwriting Agreement (this "Agreement"), shall have the meanings indicated:

            "Base Prospectus" means the prospectus included in the Registration Statement.

            "Effective Date" means each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective under the Securities Act.

            "Execution Time" means the date and time that this Agreement is executed and delivered by the parties hereto.

            "Final Prospectus" means the Base Prospectus together with any prospectus supplement delivered to purchasers of the Notes at or before the time of confirmation of their purchases.

            "Preliminary Prospectus" means any preliminary prospectus supplement specifically relating to the Notes, together with the Base Prospectus.

            "Registration Statement" means the registration statement on Form S-3 (File No. 333-91599) in respect of the Notes filed with the Securities and Exchange Commission, including amendments, incorporated documents, exhibits and financial statements, in the form in which it has or shall become effective and, in the event that any post-effective amendment thereto becomes effective prior to the Issuance Date, shall also mean such registration statement as so amended.

            "Rule 424" refers to such rule under the Securities Act.

            "Underwriters" means Chase Securities Inc., Banc of America Securities LLC, Deutsche Bank Alex. Brown, Lehman Brothers Inc. and PNC Capital Markets, Inc.

            "Underwriting Information" has the meaning given to such term in
Section 8(b) hereof.

      Section 2. Purchase and Sale of Notes.
                 --------------------------

      (a) Subject to the terms and conditions and in reliance upon the covenants, representations and warranties set forth herein, the Underwriters agree to purchase from the Issuer the Notes pursuant to the terms of this Agreement on the Issuance Date at the purchase price or prices (the "Purchase Price") set forth on Schedule A attached hereto.

      (b) The obligations of each of the Underwriters hereunder to purchase the respective Notes shall be several and not joint. Each Underwriter's obligation shall be to purchase the aggregate principal amount of Notes as is indicated with respect to each Underwriter on Schedule A attached hereto. The rights of the parties in the event of the failure on the part of the Underwriters to purchase any Notes as contemplated herein shall be as set forth in Section 13 hereof.

      (c) It is understood that the Underwriters propose to offer the Notes for sale to the public in the manner set forth in the Final Prospectus.

      Section 3. Delivery and Payment.
                 --------------------

      Delivery of and payment for the Notes to be purchased by the Underwriters shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York, at 10:00 A.M., New York time, on December 7, 2000 (the "Issuance Date"). The Notes shall be delivered against payment by the Underwriters of the Purchase Price therefor, to or upon the order of the Issuer by one or more wire transfers in immediately available funds. Following the Effective Date, at the request of the Underwriters, delivery of one or more global notes (the "Global Notes") representing the Notes shall be made to the respective accounts of the Underwriters. The Global Notes to be so delivered shall be registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes representing the Notes will be available under the circumstances described in the Indenture.

      Section 4. Representations and Warranties.
                 ------------------------------

      (a) The Issuer hereby represents and warrants to, and agrees with, the Underwriters as follows:

            (i) The Issuer meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and has filed with the Securities and Exchange Commission (the "Commission") the Registration Statement, including the Base Prospectus and form of Prospectus Supplement, on such Form S-3 for the registration under the Securities Act of the Notes. Such Registration Statement has been declared effective. The Issuer may have filed one or more amendments thereto, each of which has previously been furnished to you. The Issuer will file with the Commission either, (A) prior to the effectiveness of such Registration Statement, a further amendment thereto (including the form of Final Prospectus) or, (B) after effectiveness of such Registration Statement, a Final Prospectus in accordance with Rule 424(b). In the case of clause
      (B), the Issuer will include in such Registration Statement, as amended at the Effective Date, all information required by the Securities Act and the rules thereunder to be included with respect to the Notes and the offering thereof. As filed, such amendment and form of Final Prospectus, or such Final Prospectus, shall include all information required by the Securities Act and, except to the extent you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus which has previously been furnished to you) as the Issuer has advised you, prior to the Execution Time, will be included or made therein.

            (ii) On the Effective Date, the Registration Statement did or will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Issuance Date, the Final Prospectus will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Final Prospectus, as of its date and on the Issuance Date, did not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Issuer makes no representation or warranty
      --------  -------
      as to the Underwriting Information.

            (iii) This Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a legal, valid and binding agreement of the Issuer enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights generally and to general principles of equity, and except that the provisions hereof relating to indemnification of the Underwriters may be subject to limitations of public policy.

            (iv) Each of the Indenture and the Assignment and Servicing Agreement dated as of December 1, 2000 by and among the Originator, the Seller and the Issuer (the "Assignment and Servicing Agreement") has been duly authorized by the Issuer and, when executed and delivered, will constitute the legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights generally and to general principles of equity, and each of the Indenture and the Assignment and Servicing Agreement conforms to the description thereof contained in the Final Prospectus.

            (v) The issuance of the Notes has been duly authorized by the Issuer and, when duly and validly executed, authenticated and delivered in accordance with the Indenture and this Agreement, will be the legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights generally and to general principles of equity, and entitled to the benefits of the Indenture.

            (vi) The performance of this Agreement, the Indenture and the Assignment and Servicing Agreement by the Issuer will not (A) conflict with or result in a breach of, and will not constitute a default under any of the provisions of, its certificate of formation or any law, governmental rule or regulation, or any judgment, decree or order binding on the Issuer or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Issuer is a party or by which it is bound, or (B) result in the creation or imposition of any Adverse Claim and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Issuer of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been already obtained and such as may be required under the Securities Act and under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters. As used herein, "Adverse Claim" means a lien, pledge, security interest or other charge or encumbrance.

            (vii) The Issuer is not, and will not, as of the Issuance Date, be, or be controlled by, an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

            (viii) The Indenture, when executed and delivered, will have been duly qualified under the Trust Indenture Act of 1939.

            (ix) There is no pending or threatened action, suit or proceeding against or affecting the Issuer in any court or tribunal or before any arbitrator of any kind or before or by any governmental authority (i) asserting the invalidity of this Agreement, the Assignment and Servicing Agreement, the Indenture or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Assignment and Servicing Agreement or the Indenture or (iii) seeking any determination or ruling that might materially and adversely affect (A) its performance of its obligations under this Agreement, the Assignment and Servicing Agreement or the Indenture (as applicable) or (B) the validity or enforceability of this Agreement, the Assignment and Servicing Agreement, the Indenture or the Notes.

      (b) IOS Capital hereby represents and warrants to and agrees with the Underwriters as follows:

            (i) This Agreement has been duly authorized, executed and delivered by IOS Capital and constitutes a legal, valid and binding agreement of IOS Capital enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principals of equity, and except that the provisions hereof relating to indemnification of the Underwriters may be subject to limitations of public policy.

            (ii) Each of the Indenture and the Assignment and Servicing Agreement have been duly authorized, and when executed and delivered, will constitute the legal, valid and binding obligation of IOS Capital, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights generally and to general principles of equity, and each of the Indenture and the Assignment and Servicing Agreement conforms in all material respects to the description thereof contained in the Final Prospectus.

            (iii) The performance of this Agreement by IOS Capital, and the consummation by IOS Capital of the transactions herein contemplated, will not (A) conflict with or result in a breach of, and will not constitute a default under any of the provisions of its certificate of incorporation or by-laws or any law, governmental rule or regulation, or any judgment, decree or order binding on IOS Capital or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other agreement or instrument to which IOS Capital is a party or by which it is bound, which conflict, breach or default would be material to the issue and sale of the Notes or would have a material adverse effect on the operations, management, prospects or financial condition of IOS Capital or on the shareholders equity of IOS Capital, or (B) result in the creation or imposition of any Adverse Claim and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation by IOS Capital of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been already obtained and such as may be required under the Securities Act and under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

            (iv) IOS Capital represents and warrants it has delivered to the Underwriters complete and correct copies of its balance sheet and statements of income and retained earnings reported by IOS Capital, Inc. and IKON Office Solutions, Inc. (the "IKON Entities") for the fiscal year ended September 30, 2000. Except as set forth in or contemplated in the Registration Statement, the Final Prospectus, or any filing by any IKON Entity with the Commission pursuant to Form 10-K or Form 10-Q under the Securities Act, there has been no material adverse change in the condition (financial or otherwise) of the IKON Entities since September 30, 2000.

            (v) Any taxes, fees and other governmental charges arising from the execution and delivery of this Agreement, the Assignment and Servicing Agreement and the Indenture and in connection with the execution, delivery and issuance of the Notes and with the transfer of the Leases and the Equipment, have been paid or will be paid by the Issuer prior to the Issuance Date.

            (vi) As of December 28, 1999 and during the period covered by the financial statements on which Ernst & Young LLP reported, Ernst & Young LLP were independent auditors with respect to IKON Office Solutions, Inc., IOS Capital, Inc., and IKON Receivables, LLC within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission.

            (vii) As of September 30, 2000 and during the period covered by the financial statements on which PriceWaterhouseCoopers LLP reported, PriceWaterhouseCoopers LLP were independent auditors with respect to IKON Office Solutions, Inc., IOS Capital, Inc., and IKON Receivables, LLC within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission.

            (viii) There is no pending or threatened action, suit or proceeding against or affecting IOS Capital in any court or tribunal or before any arbitrator of any kind or before or by any governmental authority (i) asserting the invalidity of this Agreement, the Assignment and Servicing Agreement, the Indenture or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Assignment and Servicing Agreement or the Indenture or (iii) seeking any determination or ruling that might materially and adversely affect (A) its performance of its obligations under this Agreement, the Assignment and Servicing Agreement or the Indenture (as applicable) or (B) the validity or enforceability of this Agreement, the Assignment and Servicing Agreement, the Indenture or the Notes.

            In addition, IOS Capital hereby makes and repeats the representations and warranties set forth in Section 2 of the Assignment and Servicing Agreement. Such representations and warranties are incorporated by reference in this Section 4(b), and the Underwriters may rely thereon as if such representations and warranties were fully set forth herein.

            (c) The Seller hereby represents and warrants to and agrees with the Underwriters as follows:

            (i) This Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a legal, valid and binding agreement of the Seller enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights generally and to general principles of equity, and except that the provisions hereof relating to indemnification of the Underwriters may be subject to limitations of public policy.

            (ii) The Assignment and Servicing Agreement has been duly authorized by the Seller and, when executed and delivered, will constitute the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights generally and to general principles of equity.

            (iii) The performance of this Agreement and the Assignment and Servicing Agreement by the Seller will not (A) conflict with or result in a breach of, and will not constitute a default under any of the provisions of, its certificate of formation or any law, governmental rule or regulation, or any judgment, decree or order binding on the Seller or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Seller is a party or by which it is bound, or (B) result in the creation or imposition of any adverse claim and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Seller of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act and under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

            (iv) There is no pending or threatened action, suit or proceeding against or affecting the Seller in any court or tribunal or before any arbitrator of any kind or before or by any governmental authority (i) asserting the invalidity of this Agreement, the Assignment and Servicing Agreement, the Indenture or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Assignment and Servicing Agreement or the Indenture or (iii) seeking any determination or ruling that might materially and adversely affect (A) its performance of its obligations under this Agreement or the Assignment and Servicing Agreement or (B) the validity or enforceability of this Agreement, the Assignment and Servicing Agreement, the Indenture or the Notes.

            In addition, the Seller hereby makes and repeats the representations and warranties set forth in Section 3 of the Assignment and Servicing Agreement. Such representations and warranties are incorporated by reference in this
Section 4(c), and the Underwriters may rely thereon as if such representations and warranties were fully set forth herein.

            (d) The Underwriters severally and not jointly hereby make and repeat each of the representations set forth in the third paragraph under "Underwriting" in the Prospectus Supplement (dealing with offers and sales of Notes to persons in the United Kingdom). Such representations are incorporated by reference in this Section 4(d), and the Issuer, the Seller and IOS Capital may rely thereon as if such representations were fully set forth herein.

            Section 5. Covenants of the Issuer and IOS Capital. The Issuer
                       ---------------------------------------
hereby covenants and agrees with you, and IOS Capital hereby covenants and agrees with you to cause the Issuer:

            (a) to use its best efforts to cause the Registration Statement, and any amendment thereto, if not effective as of the date hereof, to become effective; if the Registration Statement has become or becomes effective, or filing of the Final Prospectus is otherwise required under Rule 424(b), to file the Final Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and to provide evidence satisfactory to the Underwriters of such timely filing; to promptly advise the Underwriters (i) when the Registration Statement shall have become effective, (ii) when any amendment thereof shall have become effective, (iii) of any request by the Commission for any amendment or supplement of the Registration Statement, the Final Prospectus, or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; to not file any amendment of the Registration Statement or supplement to the Final Prospectus to which the Underwriters reasonably object; and to use best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof;

            (b) if, at any time when a Final Prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or, if it shall be necessary to supplement such Final Prospectus to comply with the Securities Act or the rules thereunder, to promptly prepare and file with the Commission, subject to paragraph (a) of this
Section 5, a supplement which will correct such statement or omission or an amendment which will effect such compliance;

            (c) as soon as practicable, to make generally available to the holders of Notes (the "Noteholders") and to the Underwriters an earnings statement or statements of the Issuer which will satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

            (d) to furnish to the Underwriters and counsel for the Underwriters, without charge, a signed copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by any of the Underwriters or any dealer may be required by the Securities Act, to furnish as many copies of each Final Prospectus and Preliminary Prospectus relating to the Notes and any supplement thereto as the Underwriters may reasonably request;

            (e) to take all reasonable actions requested by the Underwriters to arrange for the qualification of the Notes for sale under the laws of such jurisdictions within the

United States and as the Underwriters may designate and as necessary to qualify the Notes for book-entry registration under the rules of DTC and to maintain such qualifications in effect so long as required for the completion of the distribution of the Notes; provided, in connection therewith that neither
                           --------
the Issuer nor IOS Capital shall be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified or to take any action that would subject it to service of process in any jurisdiction where it is not so subject, other than in suits arising out of the offering of the Notes or the transactions contemplated by the Notes, the Indenture or the Assignment and Servicing Agreement;

            (f) for so long as the Notes are outstanding, to deliver to the Underwriters by first-class mail and as soon as practicable a copy of all reports and notices delivered to the Rating Agencies, Trustee, Ambac or the Noteholders under the Indenture;

            (g) for so long as the Notes are outstanding, to furnish to the Underwriters as soon as practicable after filing any other information concerning the Issuer or IOS Capital filed with any government or regulatory authority which is otherwise publicly available;

            (h) all Collateral Term Sheets, Structural Term Sheets and Computational Materials (as such terms are defined in Section 8 hereof) prepared in connection with the Notes and presented to the Issuer shall be filed with the Securities and Exchange Commission pursuant to a Form 8-K of the Issuer in compliance with applicable No-Action Letters (as defined in Section 8 hereof); and

            (i) to the extent, if any, that any rating provided with respect to the Notes set forth in Section 6(g) hereof is conditional upon the furnishing of documents reasonably available to the Issuer, the Seller or IOS Capital, to furnish such documents within any required time period.

            Section 6. Conditions of Underwriters' Obligation. The obligations
                       --------------------------------------
of the Underwriters to purchase and pay for the Notes on the Issuance Date shall be subject to the accuracy in all material respects of the respective representations and warranties of the Issuer, the Seller and IOS Capital herein, in the Assignment and Servicing Agreement and in the Indenture, to the performance by the Issuer, the Seller and IOS Capital in all material respects of their respective obligations hereunder, under the Assignment and Servicing Agreement and under the Indenture and to the following additional conditions:

            (a) The Issuer, the Seller and IOS Capital shall each have delivered a certificate (an "Officer's Certificate"), dated the Issuance Date, signed by its Vice President and its Chief Financial Officer, to the effect that:

                  (i) the representations and warranties made by the Issuer, the Seller or IOS Capital (as the case may be) in this Agreement, the Indenture and the Assignment and Servicing Agreement are true and correct in all material respects at and as of the date of such Officer's Certificate as if made on and as of such date (except to the extent they expressly relate to an earlier date);

                  (ii) the Issuer, the Seller or IOS Capital (as the case may be) has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement, the Indenture and the Assignment and Servicing Agreement at or prior to the date of such Officer's Certificate;

                  (iii) nothing has come to such officer's attention that would lead him to believe that the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                  (iv) such officer is not aware of (A) any request of the Commission for further amendment of the Registration Statement or the Final Prospectus for any additional information, (B) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose or (C) any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the threatening of any proceeding for that purpose.

            (b) You shall have received a favorable opinion from Don Liu, Esq. (subject to customary and usual qualifications), dated the Issuance Date and reasonably satisfactory in form and substance to the Underwriters and their counsel with respect to or to the effect that: (i) the existence and good standing of IOS Capital, (ii) that the Issuer, the Seller and IOS Capital, as applicable, have the corporate authority to perform this Agreement, the Assignment and Servicing Agreement, the Indenture and the Insurance Agreement (collectively, the "Transaction Documents") and the transactions contemplated herein and therein; (iii) the due authorization, execution, delivery and enforceability of this Agreement and the other Transaction Documents, as applicable, by the Issuer, the Seller and IOS Capital; (iv) each of this Agreement and the other Transaction Documents are the legal, valid and binding obligation of the Issuer, the Seller and IOS Capital, as applicable, enforceable against each of them in accordance with its terms (subject to customary exceptions relating to bankruptcy and laws affecting creditors' rights); (v) the Notes have been duly authorized, executed and delivered by the Issuer and constitute the legal, valid and binding obligations of the Issuer enforceable in accordance with their terms (subject to customary exceptions as to bankruptcy and laws affecting creditors' rights) and are entitled to the benefits of the Indenture; (vi) the issuance and sale of the Notes by the Issuer, the performance of this Agreement by the Issuer, the Seller and IOS Capital and compliance by the Issuer, the Seller and IOS Capital with the terms of the Transaction Documents, as applicable, and the consummation of the transactions contemplated herein and therein will not conflict with the organizational documents of the Issuer, the Seller or IOS Capital, or to the best of such counsel's knowledge, any other contract to which the Issuer, the Seller or IOS Capital is a party or by which any of them is bound; (vii) to the best of such counsel's knowledge, there is no legal or governmental proceeding threatened or pending against the Issuer, the Seller or IOS Capital which would have a material adverse effect on the issuance of the Notes, the performance by the Issuer, the Seller or IOS Capital of this Agreement or compliance by the Issuer, the Seller or IOS Capital with the terms of the

Transaction Documents to which they are parties, respectively; and (viii) on the Issuance Date the Registration Statement is effective, and, that to the best of such counsel's knowledge no stop order suspending the effectiveness of the Registration Statement has been issued or is threatened, and that with respect to the statements contained in the sections entitled "The Issuer", "The Servicer and the Originator" and "The Asset Pool" in the Prospectus Supplement and "The Issuer", "The Asset Pools", "Management's Discussion and Analysis of Financial Condition", "Directors and Executive Officers of the Manager of the Issuer", "The Leases" and "The Originator's Leasing Business" in the Base Prospectus, nothing came to such counsel's attention that leads such counsel to believe that any of such sections (as of the Effective Date or the date of the Final Prospectus) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading (in each case other than the financial and statistical information and notes and schedules thereto, as to which such counsel need express no opinion). In rendering such opinion, counsel may rely, to the extent deemed proper and as stated therein, as to matters of fact on certificates of responsible officers of the Issuer, the Seller or IOS Capital and public officials and as to matters of state law of jurisdictions other than the jurisdictions in which such counsel is admitted to practice, on opinions of local counsel satisfactory to the Underwriters.

            (c) You shall have received a favorable opinion from Parker, Hudson, Rainer & Dobbs, counsel to the Issuer, the Seller and IOS Capital (subject to customary and usual qualifications), dated the Issuance Date and reasonably satisfactory in form and substance to the Underwriters and their counsel with respect to or to the effect, in each case to the extent governed by the laws of the State of Georgia, that: (A) in the event a court disregarded the intent of the parties and characterized the transfer by IOS Capital to the Seller of the Leases and the related Equipment owned by IOS Capital located in the State of Georgia pursuant to the Assignment and Servicing Agreement as a pledge of collateral rather than an absolute assignment by way of capital contribution, the Assignment and Servicing Agreement creates a valid security interest in favor of the Seller therein, which security interest is a perfected first priority security interest, (B) in the event a court disregarded the intent of the parties and characterized the transfer by the Seller to the Issuer of the Leases pursuant to the Assignment and Servicing Agreement as a pledge rather than an absolute assignment by way of capital contribution, the Assignment and Servicing Agreement creates a valid security interest in favor of the Issuer therein, which security interest is a perfected first priority security interest, (C) the Assignment and Servicing Agreement creates a valid security interest in the Seller's right, title and interest in and to the Equipment, which security interest is a perfected first priority security interest, and (D) the Indenture creates a valid security interest in favor of the Trustee in the Issuer's right, title and interest in and to the Leases and the related Equipment, which security interest is a perfected first priority security interest (such counsel being permitted to assume for purposes of such opinions that no prior financing statements covering the Leases or Equipment are in effect based on a review of UCC searches as of a recent date and that financing statements (i) naming the Seller as secured party and IOS Capital as debtor and the Leases and any related Equipment as the collateral, (ii) the Issuer as secured party and the Seller as debtor and the Leases and all right, title and interest of the Seller in the related Equipment as the collateral, and (iii) naming the Trustee as secured party and the Issuer as debtor and the Leases and all right, title and interest of the Issuer in and to the Equipment as the collateral have been filed in the filing offices within the State of Georgia identified in such opinion).

            (d) You shall have received a favorable opinion from Richards, Layton & Finger, special counsel to the Issuer, the Seller and IKON Receivables Funding Inc. (the "Manager") (subject to customary and usual qualifications) with respect to or to the effect that: (i) the due formation, existence and good standing of the Issuer, the Seller and the Manager, (ii) the legal, valid and binding effect and enforceability of the limited liability company agreement of the Seller and the Issuer, (iii) a Delaware court applying Delaware law would conclude that the consent of the Manager and of IOS Capital, as sole member of the Seller, would be required to file a voluntary bankruptcy petition on behalf of the Seller and the provisions requiring such consent would be enforceable,
(iv) a Delaware court applying Delaware law would conclude that the consent of the Manager and of the Seller, as sole member of the Issuer, would be required to file a voluntary bankruptcy petition on behalf of the Issuer and the provisions requiring such consent would be enforceable, (v) an insolvency or bankruptcy event affecting the sole member of the Seller or the Issuer would not result in the dissolution of such entity, (vi) a bankruptcy court would hold that Delaware law, and not federal law, governs the determination of what persons or entities have authority to file a voluntary bankruptcy petition on behalf of the Issuer or the Seller, as applicable, (vii) creditors of IOS Capital or the Seller may only claim against the respective ownership interests in the Seller (in the case of IOS Capital ) and the Issuer (in the case of the Seller) and have no direct claim to the assets of the Seller or the Issuer, as applicable, and (viii) that the Seller and the Issuer are separate legal entities under Delaware law.

            (e) The Underwriters shall have received from Dewey Ballantine LLP, counsel for the Underwriters, such opinion or opinions, dated the Issuance Date, with respect to the validity of the Notes, the Registration Statement, the Final Prospectus, true sale, nonconsolidation, enforceability of the Transaction Documents and the Notes, certain securities law issues, perfection, federal taxes, and other related matters as the Underwriters may require.

            (f) At the Execution Time and at the Issuance Date,
PricewaterhouseCoopers, LLP shall have furnished to the Underwriters a letter or letters, dated the date of this Agreement and the Issuance Date, respectively, in form and substance satisfactory to the Underwriters.

            (g) The Class A-1 Notes shall have been rated at least "A-1+" and "P-1", that the Class A-2, A-3 and A-4 Notes be rated at least "AAA" and "Aaa" by Standard & Poor's Ratings Group ("S&P") and Moody's Investors Service, Inc. ("Moody's"), respectively, which ratings shall not have been reduced or withdrawn as evidenced by the Officer's Certificate referred to in Section 6(b).

            (h) Counsel to the Trustee shall have delivered a favorable opinion (subject to customary and usual exceptions), dated the Issuance Date, as the case may be, and satisfactory in form and substance to the Underwriters and counsel for the

Underwriters and to the Issuer, the Seller and IOS Capital and their counsel with respect to, or to the effect that: (i) the due incorporation and valid existence of the Trustee, (ii) the due authorization, execution and delivery by the Trustee of the Indenture, (iii) the Indenture is the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms (subject to the customary and usual exceptions), (iv) the execution, delivery and performance of the Indenture will not conflict with the Trustee's organizational documents and (v) the Notes have been duly authenticated by the Trustee.

            (i) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to you, and you and your counsel shall have received such other information, certificates and documents as you or they may reasonably request.

            (j) The Policy shall have been executed and delivered by Ambac on the Issuance Date.

            (k) The Underwriters shall have received from counsel to Ambac an opinion or opinions dated the Issuance Date, in form acceptable to the Underwriters and their counsel.

            Section 7. Reimbursement of Expenses. In the event that (x) no
                       -------------------------
closing of the sale of the Notes occurs by the Issuance Date through no fault of the Issuer or IOS Capital or because any of the conditions set forth in Sections 6(e), 6(g), 6(h), 6(i), 6(j) and 6(k) have not been met, or (y) the Underwriters terminate the engagement pursuant to Section 10 or because any conditions precedent in Section 6 (other than Section 6(a), 6(b), 6(c), 6(d) and 6 (f)) have not been fulfilled, then the liability of the Issuer and IOS Capital to the Underwriters shall be limited to the reimbursement of the Underwriters' expenses incurred through the date of termination for its reasonable out-of-pocket and incidental expenses. In addition, whether or not the Notes are issued or sold:

            (a) The Issuer or IOS Capital shall pay the reasonable fees and expenses associated with the transactions contemplated hereby not paid by the Underwriters in accordance with the provisions of Section 7(b), including, without limitation, the following fees and expenses:

                  (i) Rating Agency fees payable with respect to their ratings of the Notes;

                  (ii) fees charged by the firm of independent public accountants referred to in Section 6(f);

                  (iii) filing fees in connection with the transactions
                        contemplated hereby including, but not limited to, the Commission;

                  (iv)  fees and expenses of Dewey Ballantine LLP;

                  (v)   Trustee's fees and fees of counsel to the Trustee;

                  (vi)  Ambac's fee and fees of counsel to Ambac;

                  (vii) the costs and expenses of printing the Registration
                        Statement, the Final Prospectus and each Preliminary Prospectus;

                  (viii) the costs of printing or reproducing this Agreement, the Blue Sky Survey and any other documents in connection with the offer, sale and delivery of the Notes;

                  (ix) all expenses in connection with the qualification of the Notes under state securities laws as provided in section 5(e), including the fees and disbursements of counsel in connection with the Blue Sky Survey;

                  (x)   the cost of preparing the Notes;

                  (xi) the cost or expenses of any transfer agent or registrar; and

                  (xii) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 7; provided,
                                                                     --------
                        however, that the Issuer and IOS Capital do not hereby
                        -------
                        waive any right to reimbursement from the Underwriters in the event of any of the Underwriters' failure to perform in accordance with this Agreement.

            (b) It is understood and agreed that, except as provided in Sections 8 and 9, the Underwriter will pay securities transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

            Section 8. Indemnification and Contribution.
                       --------------------------------

            (a) The Issuer and IOS Capital, jointly and severally, will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities and Exchange Act of 1934 as amended (the "Exchange Act") (each an "Indemnified Party") from and against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or any such controlling persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Final Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and will promptly reimburse each such Indemnified Party for any legal or other expenses reasonably incurred by each such Indemnified Party in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer and IOS Capital shall not be liable in any
--------  -------
such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Final Prospectus, or any such amendment or supplement, in reliance upon and in conformity with the Underwriting Information. The foregoing indemnity agreement is in addition to any liability which each of the Issuer and IOS Capital may otherwise have to you or any person who controls you.

            (b) Each Underwriter agrees severally, and not jointly, to indemnify and hold harmless the Issuer and IOS Capital against any losses, claims, damages or liabilities to which the Issuer or IOS Capital may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Final Prospectus, or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Final Prospectus or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Issuer or IOS Capital by or on behalf of such Underwriter expressly for use therein and will reimburse the Issuer or IOS Capital for any legal or other expenses reasonably incurred by the Issuer or IOS Capital in connection with the investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such loss, claim, damage, liability or action. The Issuer and IOS Capital acknowledge that the statements set forth in the second, third, fifth and sixth paragraphs under the heading "Underwriting" in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement and the Final Prospectus (the "Underwriting Information"), and each of you with respect to yourself confirm that such statements are correct.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however,
                                                              --------  -------
that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel that representation of such indemnified party and the indemnifying party may be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time from all indemnified parties not having actual or potential differing interests with any other indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Notwithstanding the immediately preceding sentence and the first sentence of this paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

            (d) Each Underwriter agrees severally and not jointly to deliver to the Issuer or IOS Capital no later than the date on which the Final Prospectus is required to be filed pursuant to Rule 424 with a copy of its Derived Information (defined below) for filing with the Commission.

            (e) Each Underwriter agrees severally and not jointly, assuming all Company-Provided Information (defined below) is accurate and complete in all material respects, to indemnify and hold harmless the Issuer and IOS Capital against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by you, or arise out of or are based upon, when read in conjunction with the Final Prospectus, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. Your obligations under this Section 8(e) shall be in addition to any liability which you may otherwise have.

            (f) Each of the Issuer and IOS Capital agrees to indemnify and hold harmless the Underwriters, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Company-Provided Information provided by the Issuer, the Seller or IOS Capital, or arise out of or are based upon, when read in conjunction with the Final Prospectus, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. Your obligation under this Section 8(f) shall be in addition to any liability which you may otherwise have.

            (g) The procedures set forth in Section 8(c) shall be equally applicable to Sections 8(e) and 8(f).

            (h) For purposes of this Section 8, the term "Derived Information" means such portion, if any, of the information delivered to the Issuer or IOS Capital by the Underwriters pursuant to Section 8(d) for filing with the Commission as:

                  (i) is not contained in the Final Prospectus without taking into account information incorporated therein by reference;

                  (ii)  does not constitute Company-Provided Information; and

                  (iii) is of the type of information defined as Collateral Term
                        Sheets, Structural Term Sheets or Computational Materials (as such terms are interpreted in the No-Action Letters).

            "Company-Provided Information" means any computer tape furnished to the Underwriters by the Issuer, the Seller or IOS Capital concerning the Leases or any other information furnished by the Issuer, the Seller or IOS Capital to the Underwriters that is relied on or is reasonably anticipated by the parties hereto to be relied on by the Underwriters in the course of the Underwriters' preparation of its Derived Information or the Underwriting Information.

            The terms "Collateral Term Sheet" and "Structural Term Sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder letter" and together with the PSA Letter, the "No-Action Letters") of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the SEC staff's response thereto, were publicly available May 20, 1994).

            (i) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is equitable and as shall reflect the relative benefits received by the Issuer, the Seller and IOS Capital on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer, the Seller or IOS Capital on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer, the Seller or IOS Capital on the one hand and the Underwriters on the other shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) received by the Issuer, the Seller and IOS Capital bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or IOS Capital on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer, IOS Capital and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (i) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (i). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (i) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim. Notwithstanding the provisions of this subsection (i), none of the Underwriters shall be required to contribute any amount in excess of the total underwriting discount and commissions as set forth on the cover page of the Prospectus Supplement paid to the respective Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (j) The obligations of the Issuer and IOS Capital under this Section 8 shall be in addition to any liability which the Issuer or IOS Capital may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, employee and agent of each Underwriter and each person, if any, who controls any of the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuer, the Seller and IOS Capital and to each person, if any, who controls the Issuer or IOS Capital within the meaning of the Securities Act.

            (k) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

            Section 9. Survival. The respective representations, warranties and
                       --------
agreements of the Issuer, the Seller, IOS Capital and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, notwithstanding any investigation heretofore or hereafter made by or on behalf of the Issuer, the Seller, IOS Capital or the Underwriters, and such representations, warranties and agreements made by the Issuer, the Seller and IOS Capital shall survive the delivery and payment for the Notes. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Agreement.

            Section 10. Termination.
                        -----------

            (a) This Agreement may be terminated by you in your absolute discretion at any time upon the giving of notice at any time prior to the Issuance Date: (i) if there has been, since September 30, 2000, any material adverse change in the condition, financial or otherwise, of IOS Capital, the Seller, the Issuer or of Ambac, or in the earnings, business affairs or business prospects of IOS Capital, the Seller, the Issuer or of Ambac, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or New York authorities. In the event of any such termination, no party will have any liability to any other party hereto, except as otherwise provided in Section 7 or 8 hereof.

      (b) This Agreement may not be terminated by the Issuer, the Seller or IOS Capital, without the written consent of the Underwriters, except in accordance with law.

      (c) Notwithstanding anything herein to the contrary, in the event the Issuer, the Seller or IOS Capital does not perform any obligation under this Agreement or any representation and warranty hereunder is incomplete or inaccurate in any material respect, this Agreement and all of the Underwriters' obligations hereunder may be immediately cancelled by the Underwriters by notice thereof to the Issuer or IOS Capital. Any such cancellation shall be without liability of any party to any other party except that the provisions of Sections 7 and 8 hereof shall survive any such cancellation.

      Section 11. Notices. All communications provided for or permitted
                  -------
hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by certified or registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to you, addressed to you, at the addresses first stated in this Agreement, or to such other address as you may designate in writing to the Issuer, the Seller and IOS Capital; if to IOS Capital, addressed to IOS Capital at 1738 Bass Road, P.O. Box 9115, Macon, Georgia, 31210; if to the Issuer, addressed to IKON Receivables, LLC at 1738 Bass Road P.O. Box 9115, Macon, Georgia 31210; and if to the Seller, addressed to IKON Receivables -1 LLC at 1738 Bass Road, P.O. Box 9115, Macon, Georgia 31210, or such other address as IOS Capital, the Issuer or the Seller may have designated in writing to you.

      Section 12. Successors. This Agreement will inure to the benefit of and be
                  ----------
binding upon the Issuer, the Seller and IOS Capital and their respective successors and assigns and the Underwriters and their respective successors and assigns.

      Section 13. Default by Any of the Underwriters. Subject to Section 6
                  ----------------------------------
hereof, if any of the Underwriters shall fail on the Issuance Date to purchase the Notes, which it is obligated to purchase hereunder (the "Defaulted Notes"), the remaining Underwriter(s) (the "Non-Defaulting Underwriter(s)") shall have the right, but not the obligation, within one (1) Business Day thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Notes upon the terms herein set forth; if, however, the Non-Defaulting Underwriter(s) shall not have completed such arrangements within such one (1) Business Day period, then this Agreement shall terminate without liability on the part of the Non-Defaulting Underwriter(s).

      No action taken pursuant to this Section 13 shall relieve the defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement, any of the Non-Defaulting Underwriters or the Company shall have the right to postpone the Issuance Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Final Prospectus or in any other documents or arrangements.

      Section 14. Entire Agreement. This Agreement and the documents referred to
                  ----------------
herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

      Section 15. Governing Law.
                  -------------

      (a) THIS AGREEMENT IS TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

      (b) THE ISSUER, THE SELLER AND IOS CAPITAL HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 11 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U. S. MAILS, POSTAGE PREPAID. THE ISSUER, THE SELLER AND IOS CAPITAL HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY
                   ----- --- ----------
ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE ISSUER, THE SELLER OR IOS CAPITAL TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT EITHER'S RIGHT TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

      (c) THE ISSUER, THE SELLER AND IOS CAPITAL HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

      Section 16. Counterparts. This Agreement may be executed in two or more
                  ------------
counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

      Section 17. Miscellaneous. Neither this Agreement nor any term hereof may
                  -------------
be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

      If you are in agreement with the foregoing, please sign a counterpart hereof and return the same to the Issuer, the Seller or IOS Capital, whereupon this Agreement shall become a binding agreement between the Underwriters, on the one hand, and the Issuer, the Seller and IOS Capital on the other.

                                 Very truly yours,

                                 IOS CAPITAL, INC.


                                 By: /s/ JF Quinn
                                    ---------------
                                 Name: JF Quinn
                                 Title: Treasurer


                                 IKON RECEIVABLES, LLC

                                 By: IKON Receivables Funding, Inc., its Manager

                                 By: /s/ Russell Slack
                                    ------------------
                                 Name: Russell Slack
                                 Title: President



                                 IKON RECEIVABLES-1 LLC


                                 By: IKON Receivables Funding, Inc., its Manager


                                 By: /s/ Russell Slack
                                    ------------------
                                 Name: Russell Slack
                                 Title: President

The foregoing Agreement is
hereby accepted and entered
into as of the date hereof.

CHASE SECURITIES INC.,
as Representative of the Underwriters


By: /s/ Jennifer H. Baran
   ----------------------
Name: Jennifer H. Baran
Title: Assistant Vice President





                [Signature Page to the Underwriting Agreement]

                                  SCHEDULE A



The Notes will be purchased by Chase Securities Inc., Banc of America Securities LLC, Deutsche Bank Alex. Brown, Lehman Brothers Inc. and PNC Capital Markets, Inc. as follows:



------------------------------------------------------------------------------------------------------------------------------------


                                        Banc of
                      Chase             America          Deutsche Bank     Lehman Brothers      PNC Capital        Underwriting
                 Securities Inc.     Securities LLC       Alex. Brown            Inc.           Markets Inc.         Discount
                 Principal Amount   Principal Amount   Principal Amount    Principal Amount   Principal Amount
------------------------------------------------------------------------------------------------------------------------------------

Class A-1 Notes   $38,706,400       $38,706,400         $38,706,400        $38,706,400         $38,706,400            0.09%
------------------------------------------------------------------------------------------------------------------------------------

Class A-2 Notes   $14,038,600       $14,038,600         $14,038,600        $14,038,600         $14,038,600            0.105%
------------------------------------------------------------------------------------------------------------------------------------

Class A-3 Notes   $58,160,000       $58,160,000         $58,160,000        $58,160,000         $58,160,000            0.147%
------------------------------------------------------------------------------------------------------------------------------------

Class A-4 Notes   $16,263,500       $15,910,000         $15,910,000        $15,910,000         $15,910,000            0.225%
------------------------------------------------------------------------------------------------------------------------------------

Totals            $127,168,600      $126,815,600        $126,815,600       $126,815,600        $126,815,600
------------------------------------------------------------------------------------------------------------------------------------
